Exhibit 99.1

Contacts:
Investors
Brad Berning
ir@zillowgroup.com

Media
Chrissy Roebuck
press@zillow.com
Zillow Group Reports Second-Quarter 2022 Financial Results

SEATTLE — Aug. 4, 2022 — Zillow Group, Inc. (NASDAQ: Z and ZG), which is transforming the way people buy, sell, rent and finance homes, today announced its consolidated financial results for the three months ended June 30, 2022.

Complete financial results for the second quarter and outlook for the third quarter of 2022 can be found in our shareholder letter on the Investor Relations section of Zillow Group’s website at https://investors.zillowgroup.com/investors/financials/quarterly-results/default.aspx.

“Zillow stands on solid ground and is well-positioned for long-term growth, with a healthy balance sheet, positive operating cash flow, and a trusted household brand,” said Zillow Group CEO and co-founder Rich Barton. “Despite the challenges of the macroeconomic environment, we’re making strides in key growth areas — including financing, touring and seller solutions — that get us closer to our vision of an integrated digital experience to help customers with all their real estate needs in our ‘housing super app.’”

Recent highlights include:
•Zillow Group delivered second-quarter IMT segment and consolidated results in line with our outlook for both revenue and Adjusted EBITDA.
•Consolidated Q2 revenue was $1.0 billion, above the midpoint of our outlook range.
◦IMT segment revenue of $475 million was flat year over year and within our outlook range.
▪Premier Agent revenue decreased 5% year over year to $333 million, slightly below the low end of our outlook range. Results were impacted by macro housing market factors, including interest rate and home price increases, as well as tight inventory levels.
▪Rentals revenue decreased 3% year over year to $71 million, better than our expectations.
◦Homes segment revenue of $505 million exceeded our outlook as the wind-down of our iBuying operations continued to progress faster than anticipated.
◦Mortgages segment revenue was $29 million, slightly below the low end of our outlook range, as rising interest rates impacted demand more than expected.
•Consolidated GAAP net income was $8 million in Q2. Segment income (loss) before income taxes was $69 million, $(14) million and $(38) million for the IMT, Homes and Mortgages segments, respectively.
•Consolidated Adjusted EBITDA of $164 million exceeded the midpoint of our Q2 outlook range. Adjusted EBITDA by segment was $186 million, $(1) million and $(21) million for the IMT, Homes and Mortgages segments, respectively. Consolidated Q2 results were driven by higher-than-anticipated margins in our IMT segment and better-than-expected unit economics on a higher volume of homes sold in our Homes segment.
•Zillow and Opendoor announced a multi-year partnership that combines two category leaders to transform how people start their move.
•Zillow Group’s mobile apps and websites had 234 million average monthly unique users in Q2, an increase of 2% year over year. Visits during Q2 were 2.9 billion, up 5% year over year.
•Cash and investments of $3.5 billion at the end of Q2 were down slightly from $3.6 billion at the end of Q1 2022, after $249 million in share repurchases during the quarter. Approximately $850 million remains under our total share repurchase authorizations of $1.8 billion. Debt was $1.7 billion at the end of Q2, down from $2.5 billion at the end of Q1 2022, after paying down all remaining iBuying debt in the quarter.

Second Quarter 2022 Financial Highlights

The following table sets forth Zillow Group’s financial highlights for the periods presented (in millions, unaudited):

	Three Months Ended June 30,		2021 to 2022 % Change	Six Months Ended June 30,		2021 to 2022 % Change
	2022	2021		2022	2021
Revenue:
Homes segment:
Zillow Offers	$504	$772	(35)%	$4,222	$1,473	187%
Other (1)	1	5	(80)%	4	8	(50)%
Total Homes segment revenue	505	777	(35)%	4,226	1,481	185%
IMT segment:
Premier Agent	333	349	(5)%	696	683	2%
Rentals	71	73	(3)%	132	137	(4)%
Other (2)	71	54	31%	137	102	34%
Total IMT segment revenue	475	476	—%	965	922	5%
Mortgages segment	29	57	(49)%	75	125	(40)%
Total revenue	$1,009	$1,310	(23)%	$5,266	$2,528	108%
Other Financial Data:
Gross profit	$443	$538		$1,078	$1,045
Income (loss) before income taxes:
Homes segment	$(14)	$(59)		$(82)	$(117)
IMT segment	69	134		177	277
Mortgages segment	(38)	(18)		(65)	(20)
Corporate items (3)	(3)	(34)		(9)	(68)
Total income before income taxes	$14	$23		$21	$72
Net income	$8	$10		$24	$62
Adjusted EBITDA (4):
Homes segment	$(1)	$(29)		$22	$(62)
IMT segment	186	218		395	427
Mortgages segment	(21)	(6)		(33)	—
Total Adjusted EBITDA	$164	$183		$384	$365
Percentage of Revenue:
Gross profit	44%	41%		20%	41%
Income (loss) before income taxes:
Homes segment	(3)%	(8)%		(2)%	(8)%
IMT segment	15%	28%		18%	30%
Mortgages segment	(131)%	(32)%		(87)%	(16)%
Corporate items (3)	N/A	N/A		N/A	N/A
Total income before income taxes	1%	2%		—%	3%
Net income	1%	1%		—%	2%
Adjusted EBITDA:
Homes segment	—%	(4)%		1%	(4)%
IMT segment	39%	46%		41%	46%
Mortgages segment	(72)%	(11)%		(44)%	—%
Total Adjusted EBITDA	16%	14%		7%	14%
(1) Other Homes segment revenue relates to revenue associated with the title and escrow services provided through Zillow Closing Services.
(2) Other IMT segment revenue includes revenue generated by new construction and display advertising, as well as revenue from the sale of various other advertising and business technology solutions for real estate professionals, including dotloop. In the fourth quarter of 2021, we began to include the financial results of ShowingTime.com, Inc. in the IMT segment.
(3) Certain corporate items are not directly attributable to any of our segments, including the loss on extinguishment of debt, interest income earned on our short-term investments included in other income and interest costs on our convertible senior notes included in interest expense.
(4) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See below for more information regarding our presentation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented.

Conference Call and Webcast Information
Zillow Group co-founder and CEO Rich Barton and CFO Allen Parker will host a live conference call to discuss these results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A shareholder letter and link to both the live webcast and recorded replay of the call may be accessed in the Quarterly Results section of Zillow Group’s Investor Relations website. Participants must register for the live call in advance at https://ige.netroadshow.com/registration/q4inc/11212/zillow-group-second-quarter-2022-earnings-call/ to receive emailed instructions. This pre-registration process is designed to reduce delays due to operator congestion when accessing the live call.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the future performance and operation of our business, the expected amount and timing of charges, write-downs and cash expenditures and expected wind down plans of iBuying operations, the current and future health and stability of the residential housing market and economy, volatility of mortgage interest rates and our expectations regarding future shifts in behavior by consumers and employees. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “guidance,” “would,” “could,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of August 4, 2022, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control.
Factors that may contribute to such differences include, but are not limited to, the current and future health and stability of the economy, financial conditions and residential housing market, including any extended downturn or slowdown; changes in general economic and financial conditions (including federal monetary policy, interest rate changes, inflation, home price appreciation, and housing inventory) that may reduce demand for our products and services, lower our profitability or reduce our access to financing; actual or anticipated changes in our rates of growth and innovation relative to that of our competitors; investment of resources to pursue strategies and develop new products and services that may not prove effective or that are not attractive to customers and real estate partners; the duration and impact of the COVID-19 pandemic (including variants) or other public health crises on our ability to operate, demand for our products or services, or general economic conditions; actual or anticipated fluctuations in our financial condition and results of operations; changes in projected operational and financial results; addition or loss of a significant number of customers; acquisitions, strategic partnerships, joint ventures, capital-raising activities or other corporate transactions or commitments by us or our competitors; actual or anticipated changes in technology, products, markets or services by us or our competitors; ability to protect the information and privacy of our customers and other third parties; ability to protect our brand and intellectual property; ability to obtain or maintain licenses and permits to support our current and future businesses; ability to comply with MLS rules and requirements to access and use listing data, and to maintain or establish relationships with listings and data providers; ability to operate and grow our mortgage origination business, including the ability to obtain sufficient financing; the impact of natural disasters and other catastrophic events; changes in laws or government regulation affecting our business; and the impact of pending or future litigation or regulatory actions.
The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in future quarterly and annual reports. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances.
About Zillow Group, Inc.
Zillow Group, Inc. (NASDAQ: Z and ZG) is reimagining real estate to make it easier to unlock life’s next chapter. As the most visited real estate website in the United States, Zillow® and its affiliates offer customers an on-demand experience for selling, buying, renting or financing with transparency and ease.
Zillow Group’s affiliates and subsidiaries include Zillow®, Zillow Premier Agent®, Zillow Home Loans™, Zillow Closing Services™, Trulia®, Out East®, ShowingTime®, Bridge Interactive®, dotloop®, StreetEasy® and HotPads®. Zillow Home Loans, LLC is an Equal Housing Lender, NMLS #10287 (www.nmlsconsumeraccess.org).
Please visit https://investors.zillowgroup.com, www.zillowgroup.com/news, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business that may be deemed material.
The Zillow Group logo is available at https://zillowgroup.mediaroom.com/logos-photos.
(ZFIN)

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA in total and for each segment, each a non-GAAP financial measure. We have provided a reconciliation below of Adjusted EBITDA in total to net income and Adjusted EBITDA by segment to income (loss) before income taxes for each segment, the most directly comparable U.S. generally accepted accounting principles (“GAAP”) financial measures.
Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA in total and for each segment has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect restructuring costs;
•Adjusted EBITDA does not reflect acquisition-related costs;
•Adjusted EBITDA does not reflect the loss on extinguishment of debt;
•Adjusted EBITDA does not reflect interest expense or other income;
•Adjusted EBITDA does not reflect income taxes; and
•Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA in total and for each segment alongside other financial performance measures, including various cash flow metrics, net income, income (loss) before income taxes for each segment, and our other GAAP results.

Adjusted EBITDA
The following tables present a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented (in millions, unaudited):

	Three Months Ended June 30, 2022
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Income and Income (Loss) Before Income Taxes:
Net income (1)	N/A	N/A	N/A	N/A	$8
Income taxes	N/A	N/A	N/A	N/A	6
Income (loss) before income taxes	$(14)	$69	$(38)	$(3)	$14
Other income	(7)	—	—	(5)	(12)
Depreciation and amortization	4	37	3	—	44
Share-based compensation	8	80	13	—	101
Restructuring costs	1	—	—	—	1
Loss on extinguishment of debt	7	—	—	—	7
Interest expense	—	—	1	8	9
Adjusted EBITDA	$(1)	$186	$(21)	$—	$164

	Three Months Ended June 30, 2021
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Income and Income (Loss) Before Income Taxes:
Net income (1)	N/A	N/A	N/A	N/A	$10
Income taxes	N/A	N/A	N/A	N/A	13
Income (loss) before income taxes	$(59)	$134	$(18)	$(34)	$23
Other income	—	—	(1)	—	(1)
Depreciation and amortization	5	22	2	—	29
Share-based compensation	20	58	10	—	88
Acquisition-related costs	—	4	—	—	4
Loss on extinguishment of debt	—	—	—	1	1
Interest expense	5	—	1	33	39
Adjusted EBITDA	$(29)	$218	$(6)	$—	$183

	Six Months Ended June 30, 2022
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Income and Income (Loss) Before Income Taxes:
Net income (1)	N/A	N/A	N/A	N/A	$24
Income taxes	N/A	N/A	N/A	N/A	(3)
Income (loss) before income taxes	$(82)	$177	$(65)	$(9)	$21
Other income	(13)	—	(1)	(6)	(20)
Depreciation and amortization	9	72	6	—	87
Share-based compensation	20	140	23	—	183
Restructuring costs	31	6	2	—	39
Loss on extinguishment of debt	21	—	—	—	21
Interest expense	36	—	2	15	53
Adjusted EBITDA	$22	$395	$(33)	$—	$384

	Six Months Ended June 30, 2021
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Income and Income (Loss) Before Income Taxes:
Net income (1)	N/A	N/A	N/A	N/A	$62
Income taxes	N/A	N/A	N/A	N/A	10
Income (loss) before income taxes	$(117)	$277	$(20)	$(68)	$72
Other income	—	—	(2)	(1)	(3)
Depreciation and amortization	10	45	3	—	58
Share-based compensation	36	100	16	—	152
Acquisition-related costs	—	5	—	—	5
Loss on extinguishment of debt	—	—	—	2	2
Interest expense	9	—	3	67	79
Adjusted EBITDA	$(62)	$427	$—	$—	$365

#REF!
(2) Certain corporate items are not directly attributable to any of our segments, including the loss on extinguishment of debt, interest income earned on our short-term investments included in other income and interest costs on our convertible senior notes included in interest expense.